      AGENT:  THIS NOTICE MUST BE REMOVED AND LEFT WITH THE PROPOSED INURED(S)

                      ROYAL LIFE INSURANCE COMPANY OF AMERICA

                          NATIONAL SERVICE CENTER ADDRESS:
                                200 HOPMEADOW STREET
                                 SIMSBURY, CT 06089

                   INVESTIGATIVE CONSUMER REPORT PRE-NOTIFICATION

Federal and state laws require notification that, in connection with your application, we may request an investigative consumer report. In addition, such a report may be requested subsequently to update our records if you apply for additional coverage. You may request to be interviewed in connection with the preparation of the investigative consumer report. Within 5 business days of receiving your written request, we will inform you whether or not an investigative consumer report was requested and, if such a report was requested, the address and telephone number of the investigative agency to which the request was made. By contracting the local office and providing proper identification, you may inspect or, for the appropriate fee, receive a copy of such report. The investigative agency may retain information they gather and disclose it at a later date to other persons.

Typically the report will contain information as to character, general reputation, personal characteristics and mode of living, which information is obtained through an interview with you or an adult member of your family, employers or business associates, financial sources, friends, neighbors or others with whom you are acquainted. The information will consist, when applicable, of a confirmation of your identity, age, residence, marital status, and past and present employment including occupational duties, financial information, driving record, sports and recreational activities, health history, use of alcohol or drugs, if any, living conditions and type of community. The information in the report will not be used to determine your sexual orientation.

                  MEDICAL INFORMATION BUREAU (MIB) PRE-NOTIFICATION

Information regarding your insurability will be treated as confidential. Royal Life Insurance Company of America may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request will supply such a company, with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112. Telephone number
(617) 426-3660.

Royal Life Insurance Company of America may also release information in their files to other life insurance companies to whom you may apply for life of health insurance or to whom a claim for benefits may be submitted.

                              PERSONAL HISTORY INTERVIEW

We may follow-up your application for insurance with a personal history interview. This is a phone call placed to you at the request of our underwriting office. Its purpose is to make sure that our application information is accurate and complete.

Our interviewers are trained to conduct their calls in a friendly, professional manner. The nature of the information discussed is always treated as personal and confidential.

APPLICATION FOR MODIFIED SINGLE PREMIUM                FIRST CLASS MAIL TO:  ROYAL LIFE INSURANCE COMPANY
VARIABLE LIFE INSURANCE POLICY                                               OF AMERICA
                                                                             200 HOPMEADOW STREET
                                                                             SIMSBURY, CT 06089

ROYAL LIFE INSURANCE COMPANY OF AMERICA
--------------------------------------------------------------------------------------------------------
1 (a). PROPOSED INSURED INFORMATION                    / / Owner       / / Joint Owner
    _________________________________________          _________________________________________________
    First Name       Middle              Last          Social Security Number
Address:
    _________________________________________          / / Male      / / Female        DOB: ____________
    Street
    _________________________________________          Place of Birth: _______ Occupation:______________
    City       State          Zip
--------------------------------------------------------------------------------------------------------
1. (b) PROPOSED SECOND INSUREDS INFORMATION            / / Owner       / / Joint Owner
    _________________________________________          _________________________________________________
    First Name       Middle              Last          Social Security Number
Address:
    _________________________________________          / / Male      / / Female        DOB: ____________
    Street
    _________________________________________          Place of Birth: _______ Occupation:______________
    City       State          Zip
--------------------------------------------------------------------------------------------------------
2. OWNER INFORMATION (COMPLETE INFORMATION BELOW IF OWNER IS NOT THE PROPOSED INSURED, PROPOSED SECOND
                      INSURED OR PROPOSED INSUREDS JOINTLY.  IF ADDITIONAL OWNER INFORMATION IS REQUIRED,
                      PLEASE NOTE IN SECTION 7 SPECIAL REMARKS.)
    _________________________________________          _________________________________________________
    First Name       Middle              Last          Social Security Number
Address:
    _________________________________________          / / Male      / / Female        DOB: ____________
    Street
    _________________________________________          Place of Birth: _______ Occupation:______________
    City       State          Zip
--------------------------------------------------------------------------------------------------------
3.  BENEFICIARY INFORMATION (IF ADDITIONAL BENEFICIARIES, PLEASE NOTE IN SECTION 7 SPECIAL REMARKS.)
PRIMARY BENEFICIARY
   __________________________________________          _________________________________________________
   First Name        Middle             Last           Social Security Number or Tax ID Number
Address:                                               _________________________________________________
   __________________________________________               Relationship to Proposed Insured
   Street
   __________________________________________          Trust Date:______________________________________
   City        State          Zip
Contingent Beneficiary
   __________________________________________          _________________________________________________
   First Name        Middle             Last           Social Security Number or Tax ID Number
Address:                                               _________________________________________________
   __________________________________________          Relationship to Proposed Insured
   Street
   __________________________________________          ___________________      Trust Date:_____________
   City        State          Zip                      % of Death Benefit


                                                     APPLICATION (Continue to next page)


4.  PLAN OF INSURANCE ______________  INITIAL PREMIUM $____________  INITIAL FACE AMOUNT $____________
    Option I ______ Option 2 ______                                  MATURITY EXTENSION RIDER / / Yes / / No

     Are you purchasing this insurance to replace any life insurance in force?   / / Yes / / No
     ________________________________________          _________________________________________________
     If yes, Company name                                        Estimated Transfer Amount
     Is there an outstanding loan on the policy being replaced? ?   / / Yes / / No      Loan Amount $____________
      (IF YES, PLEASE SUBMIT EXCHANGE AGREEMENT FORM FOUND IN BACK OF THE PROSPECTUS.)
------------------------------------------------------------------------------------------------------------------------------------
PREMIUM ALLOCATION (MUST TOTAL 100%) (Minimum percentage allocation is 10% and must be in whole numbers.)
Small Company Fund           _____%         Stock Fund                    _______%         Advisers Fund                _____%
Capital Appreciation Fund    _____%         Index Fund                    _______%         Bond Fund                    _____%
MidCap Fund                  _____%         Dividend and Growth Fund      _______%         Mortgage Securities Fund     _____%
International Opport. Fund   _____%         International Advisers Fund   _______%         HVA Money Market Fund        _____%
Other ________________________________________________                    _______%

5.   DOLLAR COST AVERAGING (DCA)
     IS DCA ELECTED?     / / YES      / / NO
     (If yes, please complete DCA Election form found in back of the prospectus.)


6.    SUITABILITY                                                                                                PROPOSED
                                                                                            PROPOSED             SECOND
                                                                                            INSURED              INSURED
                                                                                            -------              -------
                                                                                          YES       NO        YES       NO
  a.  Do you believe that this policy is consistent with your insurance needs and
      Financial objectives?                                                               / /       / /       / /       / /

  b.  DO YOU UNDERSTAND THAT THE AMOUNT AND DURATION OF THE
      DEATH BENEFIT MAY VARY, DEPENDING ON THE INVESTMENT
      PERFORMANCE OF THE VARIABLE ACCOUNTS?                                               / /       / /       / /       / /

   c. DO YOU UNDERSTAND THAT THE POLICY VALUES MAY
      INCREASE OR DECREASE, POSSIBLY TO ZERO, DEPENDING
      ON THE INVESTMENT PERFORMANCE OF THE
      VARIABLE ACCOUNTS?                                                                  / /       / /       / /       / /

   d. Did you receive the current prospectus for the life policy applied for?             / /       / /       / /       / /

   e.  Do you understand that the initial premium will be allocated to the Money
       Market Sub-Account until the expiry of the Right to Examine Policy Period?         / /       / /       / /       / /

7.    Special Remarks (In this section, please note the question number that you are addressing.)
 ________________________________________________________________________________________________
 ________________________________________________________________________________________________

8.  Have  you in the past 12 months smoked one or more cigarettes?
Proposed Insured              Yes / /   No   / /
Proposed Second Insured       Yes / /   No   / /
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SIMPLIFIED UNDERWRITING: If the answers to this section are "NO", Then proceed to section 13. FULL UNDERWRITING: if any of these Questions are answered "YES", or the age or premium exceeds the simplified underwriting guidelines, please complete the entire application.  Include details Of "YES" responses under
Section 11.


                                                                                                                 PROPOSED
                                                                                            PROPOSED             SECOND
                                                                                            INSURED              INSURED
                                                                                            -------              -------
                                                                                          YES       NO        YES       NO
a.  Have you ever had or been treated for cancer, insulin dependent diabetes, heart disease and/or related surgery, chest pain, stroke, disease of the nervous system, muscular disorder, Alzheimer's disease or dementia, or any lung or
     breathing disorder?                                                                  / /       / /       / /       / /

b.  In the past 5 years have you had or been treated or hospitalized for a nervous or psychological disorder, epilepsy, kidney failure, liver disorder or been advised
     to have treatment for alcohol or drug abuse?                                         / /       / /       / /       / /

c.  Has the proposed insured ever been diagnosed by a member of the medical profession as having Acquired Deficiency Syndrome (AIDS), AIDS Related
    Complex (ARC), or other immune deficiency disorder?                                   / /       / /       / /       / /

d.  Have you ever been declined for life insurance?                                       / /       / /       / /       / /
------------------------------------------------------------------------------------------------------------------------------------
                                                     APPLICATION (Continue to next page)



10.  FULL UNDERWRITING                                                                                        Proposed
                                                                                          Proposed            Second
PLEASE ANSWER ALL QUESTIONS. (Explain "Yes" answers under Section 10)                     Insured             Insured
                                                                                          -------             -------
                                                                                          YES       NO        YES       NO
a.  During the past 5 years have you consulted a physician or visited a clinic or
     hospital as a patient?                                                               / /       / /       / /       / /

b.  Have you ever been treated for a heart murmur, high blood pressure or other heart,
     blood or circulatory disorder or diabetes (whether or not on insulin)?               / /       / /       / /       / /

c.  Have you ever been treated for convulsions, brain or spinal cord disorders?
                                                                                          / /       / /       / /       / /
d.  Have you ever been treated for any disease of the bones, joints, muscles, lymph
     gland, stomach, intestines or any immune disorder?                                   / /       / /       / /       / /

e.  Have you had insurance offered with an extra premium?                                 / /       / /       / /       / /

f.  Do you plan to travel or reside outside the United States?                            / /       / /       / /       / /
     (If yes, state when, where, how long).

g.  Have you flown in the past 2 years as a pilot or student pilot?                       / /       / /       / /       / /

h.  Have you participated in the past 2 years in any type of vehicle racing, sky or
     scuba diving or hang gliding?                                                        / /       / /       / /       / /

i.  Have you in the past 3 years been convicted or, pleaded guilty or no contest to:
    driving under the influence of alcohol an/or drugs, speeding, reckless driving, or
    had your license suspended?                                                           / /       / /       / /       / /

j.  Have you in the past 12 months smoked cigarettes, cigars, pipes or used chewing
    tobacco?                                                                              / /       / /       / /       / /
    If yes, specify substance.___________________________________________________

k.  Proposed Insured          Height_______ft.         ________in.         Weight________lbs.

l.  Proposed Second Insured   Height_______ft.         ________in.          Weight________lbs.
------------------------------------------------------------------------------------------------------------------------------------

11.  GIVE COMPLETE DETAILS INCLUDING NAMES AND ADDRESSES OF DOCTORS, HOSPITALS AND TELEPHONE NUMBER.

     Item # _______   ___________________________________________________________________________________________________________

     ____________________________________________________________________________________________________________________________

     Item # _______   ___________________________________________________________________________________________________________

     ____________________________________________________________________________________________________________________________

     Item # _______   ___________________________________________________________________________________________________________

     ____________________________________________________________________________________________________________________________

------------------------------------------------------------------------------------------------------------------------------------


12.  OTHER INSURANCE INFORCE/APPLIED FOR:                                                                     PROPOSED
                                                                                          PROPOSED            SECOND
                                                                                          INSURED             INSURED
                                                                                          -------             -------
                                                                                          YES       NO        YES       NO

Do you have life insurance in force or applied for?                                       / /       / /       / /       / /
(Give company, amount and year of issue)


_________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________


                                                    APPLICATION (Continue to next page)

13. AGREEMENT, ACKNOWLEDGMENT AND AUTHORIZATION

AGREEMENT AND ACKNOWLEDGMENT

Each of the undersigned declares that: the statements and answers contained in this application are complete and true to the best of each person's knowledge and belief: and each agrees that coverage can take effect only if the Proposed Insured(s) is/are alive and all answers material to the risk are still true and complete when the policy is delivered and paid for. I/We agree that the statements and answers contained in this application shall form the basis of any contract for life insurance that may be issued; and a copy of his application shall be attached to and made part of the policy.

Except as provided in the Conditional Receipt with the same date as this application, the insurance applied for will not take effect until: (a) the policy is issued, delivered to the policyholder; and (b) the initial premium is paid; while (c) each Proposed Insured(s) is/are living and his/her insurability is the same as described in this application.

If the initial premium accompanies this application, I/we acknowledge possession of the Conditional Receipt and certify that I/we have read it. The terms and conditions of the receipt, to which I/we agree, have been explained to me/us fully by the agent and I/we understand them.

I/We agree that only any Officer of the Company may alter the terms of the application, the Conditional Receipt or the policy or waive any of the Company's rights or requirements.

AUTHORIZATION TO OBTAIN, RELEASE AND DISCLOSE INFORMATION I/We authorize: 1) any licensed physician, medical practitioner, hospital, clinic or any other medically related facility, insurance company, the Medical Information Bureau or other organization, institution or person that has any records or knowledge of me/us or my/our health to give this data to Royal Life Insurance Company of America (Royal) or its reinsurers. 2) the medical, surgical, drug or alcohol use mental health or emotional health information requested to be used to determine my/our insurability and/or eligibility for any benefits in the event of a claim. 3) Royal or its reinsurers to give any information about me/us or my/our health to the Medical Information Bureau, other insurance companies in which I/we may have policies, or to whom I/we may apply, or to whom a claim for benefits may be submitted and as may be required by law.

I/We understand that if I/we request details about any of the medical information gathered about me/us or my/our children which relates to this application; (a) the medical information; and, (b) the identity of the medical care institution or the medical person who provided the information; shall be released to me/us or to a licensed medical person or my/our choice.

Upon written request, I/we will receive details of the method I/we must use to exercise my/our right to access, correct and amend any information gathered about me/us or my/our children which relates to this application. I/We may revoke, in writing , the right to use this consent form except to the extent that action has already been taken.

This consent form will expire: two years from the date of the contract; or, one year form the date below, if no contract has yet been issued. I/We know that I/we may request to receive a copy of this authorization. A photocopy of this consent form is as valid as the original.

SIGNED AT ____________________________ THIS ________________DAY OF ___________________/________.
          City                  State

__________________________________________             ______________________________________________
     SIGNATURE OF PROPOSED INSURED                          SIGNATURE OF PROPOSED SECOND INSURED
(PARENT OR GUARDIAN IF UNDER 15 YEARS OF AGE)           (PARENT OR GUARDIAN IF UNDER 15 YEARS OF AGE)

__________________________________________             ______________________________________________
     SIGNATURE OF LICENSED AGENT/                               SIGNATURE OF APPLICANT/OWNER
      REGISTERED REPRESENTATIVE                          IF OTHER THAN PROPOSED INSURED(s)

                                                       $
__________________________________________             ______________________________________________
     OWNERS'S S.S. NO./TAX I.D. NO.                      AMOUNT RECEIVED WITH APPLICATION

                                                    APPLICATION (Continue to next page)

                                                               REGISTERED REPRESENTATIVE REPORT
                                                   PLEASE PRINT ALL INFORMATION CLEARLY

Information - Complete for all Applications

Broker/Dealer Name:   ______________________________________________________________________________________________________________

____________________________              _________________         ____________________________           ________________________
Reg. Rep Name                             Reg. Rep Code             Social Security Number                 Split %

____________________________              _________________         ____________________________           ________________________
Joint Reg. Rep Name                       Reg. Rep Code             Social Security Number                 Split %

Reg. Representative Telephone:______________________________    Fax Number:____________________________________

Proposed Insured Telephone:  Home:__________________________    Business:______________________________________

Best time to call Proposed Insured:____________________________________________________________________________

Assistant's Name___________________________                                    Assistant's Telephone Number:____________________

------------------------------------------------------------------------------------------------------------------------------------

Do you have knowledge or reason to believe that replacement of existing life insurance or annuities is involved in this transaction?

------------------------------------------------------------------------------------------------------------------------------------

COMMISSION PROGRAM - Contact your home office for program information.
     / /   Program A     / /  Program B     / /   Program C     / /  Firm Default

------------------------------------------------------------------------------------------------------------------------------------

Estimated annual income, net worth and marital status or Proposed Insured(s) and Applicant (if different)?

Give the purpose of this insurance and the nature of the Owner/Applicant's interest.

------------------------------------------------------------------------------------------------------------------------------------

JUVENILE COVERAGE - If any insured is under age 19, please complete the following:

     a)   Applicant's relationship to proposed insured _______________________________
     b)   Amount of insurance on each parents life _________________________________
     c)   Amount of insurance on each sibling _____________________________________
     d)   Income/Net worth of parents ____________________________________________

------------------------------------------------------------------------------------------------------------------------------------

PRODUCER CERTIFICATION - COMPLETE FOR ALL APPLICATIONS
     1.   I asked each question separately; the answers were recorded as given; and, they are complete and accurate to the best of my knowledge and belief.
     2.   I am duly licensed in the state in which this application was signed.
     3.   I have given the Proposed Insured(s) the appropriate Disclosure documents.
     4.   I am a NASD Registered Representative.
     5.   I have compiled with state and federal laws on disclosure, cost comparison and replacement.
     6.   I have reviewed the purchase of this insurance policy as to suitability.
     7.   I have explained to the applicant that this policy is not effective until a policy is issued by our National Service
          Center.
     8.   I have provided a compliance illustration with this application.
------------------------------------------------------------------------------------------------------------------------------------

                                               X__________________________________________
                                        Signature(s) of Writing Registered Representative(s)


Hartford Life Use Only:
F.O. #____     STAFF CODE _______  ADVANCED UND. CODE _______    MARKETING CODE ______

                                 CONDITIONAL RECEIPT

 THIS RECEIPT IS VALID ONLY ON PROPOSED INSURED(S) AGE 80 OR LESS, WITH AMOUNTS
           FOR NOT IN EXCESS OF THE INITIAL PREMIUM PLUS $500,000.

If any person proposed for coverage has answered "Yes" to any question in
Section 9, no payment may be accepted with the application.
--------------------------------------------------------------------------------
If the proposed insured qualifies for simplified underwriting, or answered "no" to all the question in Section 9, an advance payment may be accepted and the Conditional Receipt may be given ONLY under the following conditions:
1.   The Proposed Insured(s) appear(s) to be standard risks, in all respects.
2. The Conditional Receipt is given and the advance premium is collected only at the time the application is taken and signed.
3.   The application does not contain a request for postdating.
4. The agent does not make an advance payment for the Proposed Insured or Applicant. If this is done, loss of the agent's license could result.
5. For policies requiring full underwriting, the Proposed Insured(s) is/are 80 years old or less, age last birthday.
--------------------------------------------------------------------------------

1. NO COVERAGE WILL BECOME EFFECTIVE PRIOR TO DELIVERY OF THE POLICY APPLIED FOR UNLESS AND UNTIL ALL THE CONDITIONS OF THIS RECEIPT HAVE BEEN FULFILLED EXACTLY.

     a) The amount of payment taken with the application must be equal to full initial premium and for the amount of insurance, which may become effective prior to delivery of the policy.

     b) All medical examinations, test, x-rays and electrocardiograms required by the Company must be completed and received at its National Service Center in Minneapolis, Minnesota within 60 days from the date of completion of this application.

     c) As of the effective date, as defined below, each person proposed for insurance in this application must be a risk insurable in accordance with the Company's rules, limits, and standards for the plan and the amount applied for without any modification either as to plan, amount, riders and/or the rate of premium paid.

     d) As of the effective date, the state of health and all factors affecting the insurability of each and every person proposed for insurance must be as stated in the application.

2. Subject to the conditions of paragraph 1 insurance, as provided by the terms and conditions of the policy applied for and in use on the effective date, but for an amount not exceeding that specified in paragraph 3, will become effective as of the effective date. "Effective date", as used herein, is the later of: (a) the date of completion of the application, or
     (b) the date of completion of all medical examinations, tests, x-rays and electrocardiograms required by the Company. The effective date is determined separately for each person proposed for coverage.
3. The total amount of insurance which may become effective on any person proposed for insurance shall not exceed the initial premium plus $500,000.
4. If one or more of the conditions of paragraph 1 have not been fulfilled exactly, there shall be no liability on the part of the Company except to return the applicable payment in exchange for this Receipt.
5. NO AGENT OR ANY OTHER PERSON IS AUTHORIZED BY THE COMPANY TO WAIVE OR MODIFY IN ANY WAY ANY OF THE PROVISIONS OF THIS CONTINUAL RECEIPT.

If all the conditions are not fulfilled exactly, the insurance will take effect when the policy is delivered to the owner stated in the application; but only if at the time of such delivery there has been no change in insurability as represented in the application.

All premium checks must be made payable to the Insurance Company. Do not make checks payable to the agent or leave the payee blank.

Received a check totaling $___________from ______________________________ in connection with the application for life insurance totaling
$________________________, bearing the same date as this Conditional Receipt.

Dated at _______________ this _________ day of ______________________/_________.

                                          ______________________________________
                                             Signature of Agent

I acknowledge possession of this receipt and certify that I have read it and the agreement in the application. The terms and conditions of this receipt, to which I agree, and the agreement in this application have been explained to me fully by the agent and I understand them.

                                          ______________________________________
                                             Signature of Applicant



THIS RECEIPT IS TO BE DETACHED AND GIVEN TO THE APPLICANT AT THE TIME OF APPLICATION IF ANY MONEY IS TAKEN.